PRANA BIOTECHNOLOGY Limited

ACN 080 699 065

STRICTLY PRIVATE & CONFIDENTIAL

8 September 2009

BAM Capital LLC
9th Floor
237 Park Avenue
NEW YORK
NY 10017-67-5

URGENT
FAX ACCEPTANCE REQUIRED BY
September 8 2009 (New York, USA)

Bid Ref: Richard Revelins

Attn: Mr Hal Mintz

Dear Hal,

PLACEMENT CONFIRMATION LETTER
Proposed Placement of 30 million fully paid ordinary shares in Prana Biotechnology Limited at 20 Australian cents (AUD$0.20) per share to raise AUD$6 million, together with 10 million 30 cent options to BAM Capital LLC or nominee ("BAM")

1. Introduction

Prana Biotechnology Limited [ACN 080 699 065] ("the Company"), is pleased to invite you take a placement of 30,000,000 new fully paid ordinary shares in the Company ("the Shares") and 10 million free options ("the Options") (collectively "the Placement Securities") at an issue price of 20 Australian cents (AUD$0.20) per Share to raise up to AUD$6,000,000 before costs of the issue ("the Placement").

2. Offer

You are hereby offered the Placement, subject to the terms set out below in this letter. To accept the offer, please complete and return Part One of the attached Combined Placement Acceptance & Confirmation of Registration Advice by September 8 2009.

Payment of AUD$3,000,000 in respect of the Placement Securities is to be made in clear funds to the account specified in number paragraph 15 of this letter and must be received by the Company by September 8 2009 (the "First Payment Date"); payment of the remaining AUD$3,000,000 is to be paid on or before September 30, 2009 (the "Second Payment Date").

To facilitate settlement of your allotment of Placement Securities please also complete and return Part Two (Registration Details) of the Combined Placement Acceptance & Confirmation of Registration Advice to the Company at your earliest convenience and in any event by no later than September 8 2009. If nominating one or more associated entity(ies) to be the recipient of the Placement Securities, please complete Part Two of the in Combined Placement Acceptance & Confirmation of Registration Advice accordingly.

The Shares included in the Placement Securities shall be delivered to you by no later than 1 business day following the First Payment Date. The delivery of Options included in the Placement Securities will occur within 5 days of the Company obtaining shareholder approval for the allotment of same or, failing such approval, upon the Company having refreshed its capacity to allot such securities pursuant to the 15% allowance provided for in ASX Listing Rule 7.1. For purposes of ASX Listing Rule 7.1, the Company will give first priority to the issuance of Options (ahead of the issuance of other securities).

3. Use of Proceeds

The purpose of the capital raising is to fund further and ongoing research programs into the development of the Company's proprietary compounds including PBT2 and to fund working capital requirements of the Company, after payment of the costs of the issue.

Costs of the issue will include an amount of AUD $300,000 payable to BAM in recognition of its costs and expenses included in relation to its participation in the Placement including due diligence enquiries and management time committed to those investigations and in consideration of BAM's immediate commitment to take up the Placement in full. Such payment shall be netted against the AUD$3,000,000 to be made on the Second Payment Date (such that BAM or its nominee shall pay the Company AUD $2,700,000 on the Second Payment Date).

4. Further Conditions of Placement, Option Allotment and Resets

(a) If within 45 days of the date of this letter the Company undertakes any other new issue(s) of ordinary shares to a third party(ies) at a price less than 20 Australian cents (AUD$0.20) per share (or the equivalent thereof at the time of the agreement to so issue, if such shares are issued in a currency other than AUD), the applicant will be entitled to a further allotment of ordinary shares for no additional consideration where the number of such further shares to be issued is determined so as to reduce the average subscription price of shares issued as Placement Securities and the new shares to the subscription price of the new issue or issues to the third party(ies). An issue of shares on the exercise of options existing at the date of this letter shall not constitute a new issue.

At the same time as issuing the Shares to the applicant (or its nominee(s)) the Company will also take all reasonable steps to call a general meeting of its members to obtain shareholder approval for the issue to the applicant (or its nominee(s)) of the Options. Each Option will have an exercise price of AUD$0.30 (30 Australian cents) and an expiry date 4 years after the date of issue of the Shares included in the Placement Securities, and entitle the holder upon payment of the exercise price to one ordinary share in the capital of the Company. The Options will not be listed unless the Company at its discretion applies to ASX and the requirements of ASX for an additional class of securities are able to be satisfied. In the event that shareholder approval for the issue of the Options is not obtained then the Company shall procure the issue of such Options as soon as it has sufficient capacity to do so through effluxion of time or otherwise in accordance with the capacity limits allowed for issues of securities without shareholder approval as provided for in ASX Listing Rule 7.1.

The Company agrees to file a registration statement under the U.S. Securities Act of 1933, as amended ("Securities Act") of ADRs covering the ordinary shares issuable upon exercise of the Options, at any time within 30 days of the receipt of a demand for such registration, but in no event shall such demand be made prior to January 1, 2010.

(b) Upon the issue of the Shares the Company shall take such steps as are required to procure expeditiously:

(i) the registration under the Securities Act (as defined below) of ADRs relating to all of the Shares to be issued to you pursuant to this agreement for trading without restriction by the applicant in the United States of America through lodgement of a valid and operative registration statement (the "Registration Statement") with the United States Securities and Exchange Commission pursuant to the Securities Act ("Registration"). Such registration to be maintained for the greater of six months or such time as the ADRs may be sold without limitation pursuant to Rule 144 under the Securities Act.

(ii) the conversion of the Shares to American Depository Receipts ("ADRs") provided that the ADRs have been registered under the Securities Act and the applicant shall reimburse the Company for the reasonable costs of such conversion, and

If the daily closing price on the ASX market of the Company's ordinary shares from the date of issue of the Shares until a date 5 days after Registration of the Shares falls below AUD 0.19 per share the applicant will be entitled for no additional consideration to a further allotment of ordinary shares of the Company calculated in accordance with the following formula.

$$NS = (0.19 - CP) \times 150 \text{ million}$$

where

NS is the number of new ordinary shares to be allotted

CP is the relevant closing price of the Company's shares on the ASX market expressed in Australian dollars (including fractions thereof) being the lowest closing price during the period between the issue of the Shares and registration provided that in no case shall a price less than AUD 0.17 be used.

5. Rights Attaching to the Placement Securities

The shares to be issued will rank pari passu in all respects with the existing shares of the Company from the date of allotment.

The Company will apply to ASX Limited ("ASX") for official quotation of the shares on ASX and will use best efforts to maintain listing of the ADRs on the Nasdaq Capital Market.

Please note that ASX Market Participants (as defined in the ASX Market Rules) cannot deal in the shares either as principal or agent until official quotation of those shares is granted.

6. Offer Personal

The offer of Placement Securities to you on the terms and conditions set out in this letter and the agreement arising from your acceptance of the offer ("this Agreement") is personal to you and (other than by nominating an associated entity to be the recipient of the Placement Securities in Part Two of the in Combined Placement Acceptance & Confirmation of Registration Advice) you may not prior to settlement of the Placement assign, transfer, or in any other manner, deal with the Placement Securities, or your rights or obligations under this Agreement without the prior written agreement of the Company. This offer is made in Australia.

7. Acceptance Binding

You agree to be bound by the agreement arising from your acceptance of this offer evidenced by the execution of Part One of the Acknowledgement in Combined Placement Acceptance & Confirmation of Registration Advice ("this Agreement") notwithstanding any changes to the anticipated timetable.

8. Restricted Trading of Placement Securities in the United States

The Placement Securities and the Ordinary Shares issuable upon exercise of the Options (collectively, the "Securities"), have not been registered under the U.S. Securities Act or the securities laws of any state. The sale to you of the Securities is being made in reliance on the exemption from such registration provided by Section 4(2) of the Securities Act and Rule 506 thereunder, and exemptions under applicable state laws.

You agree that you are acquiring the Securities for your own account and not with a view to the resale, distribution or other disposition thereof in violation of the registration requirements of U.S. federal or state securities laws.

The Securities are "restricted securities" under Rule 144(a) (3) under the U.S. Securities Act. If you decide to offer, sell, pledge or otherwise transfer all or any part of the Securities, they may be offered, sold, pledged or otherwise transferred only:

(a) to the Company;

(b) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act ("Regulation S") and in compliance with applicable local laws and regulations;

(c) in accordance with Rule 144A under the Securities Act;

(d) pursuant to a registration statement under the Securities Act;

(e) pursuant to another exemption from registration under the U.S. Securities Act; and

(f) in each case, in compliance with any applicable state securities laws of the United States, after, in the case of proposed transfers under clause (e), you have furnished to the Company an opinion of counsel of recognized standing or other evidence reasonably satisfactory to the Corporation to the effect that the proposed transfer may be made without registration under the Securities Act and any applicable state securities laws.

9. Representations, Warranties, Undertakings and Agreements

By accepting the offer of Placement Securities, you represent, warrant, undertake and agree for the benefit of the Company and its affiliates that:

(a) If you are in Australia, you are one of the following:

   (i) a "Sophisticated Investor" within the meaning of section 708(8) of the Corporations Act; or

   (ii) a "Professional Investor" within the meaning of section 708(11) of the Corporations Act; or

(iii) an entity which is otherwise exempt from the requirement for the Company to give you a disclosure document (prospectus) under Chapter 6D of the Corporations Act 2001 (Commonwealth);

(b) If you are in New Zealand, you are a person whose principal business is the investment of money or who, in the course of and for the purposes of your business, habitually invests money, under section 3(2)(a)(ii) of the New Zealand Securities Act 1978.

(c) If you are in the United States, you are a person to whom an invitation or offer to subscribe for the Placement Securities in the manner contemplated by this Agreement is permitted by the laws of the jurisdiction in which you are situated or from where you submitted a bid to subscribe for Placement Securities and you are a person to whom the Placement Securities can lawfully be issued under all applicable laws, without the need for any registration, lodgement, filing or approval and you are an "accredited investor," as defined in Regulation D under the Securities Act that has at least $5 million of assets and was not formed for the specific purpose of acquiring the Placement Securities.

(d) You are aware that publicly available information about securities in the Company can be obtained from the Australian Securities and Investments Commission and ASX (including its web site www.asx.com.au), and that certain publicly available information about securities of the Company can be obtained free of charge from the web site at: www.pranabio.com.

(e) You have had access to all information that you believe is necessary or appropriate in connection with your acquisition of the Placement Securities. You acknowledge and agree that you will not hold the Company or any of its affiliates responsible for any misstatements in, or omissions from, any information concerning securities of the Company or the Company other than publicly available information published by the Company.

(f) You have made and relied upon your own assessment of securities of the Company and have conducted your own investigations with respect to the Placement Securities including, without limitation, the particular tax consequences of acquiring, owning or disposing of the Placement Securities in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

(g) You have not relied on any investigation that the Company or affiliates or any persons acting on its behalf may have conducted with respect to the Placement Securities. None of such persons has made any representation to you, express or implied, with respect to the Placement Securities.

(h) You acknowledge that this Agreement does not constitute a securities recommendation and that the Company has not had regard to your particular objectives, financial situation and needs.

(i) You acknowledge that an investment in the Placement Securities involves a degree of risk.

(j) You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of a purchase of the Placement Securities.

(k) You have the financial ability to bear the economic risk of the investment in the Placement Securities.

(l) Except to the extent that liability cannot by law be excluded and as otherwise provided herein and except with respect to representations, warranties, and covenants made by the Company hereunder you acknowledge that none of the Company nor any of its affiliates accept any form of liability (including for negligence) in relation to the Placement and you agree to release the Company and its affiliates from all claims, demands and proceedings which you may have, or claim to have against the Company, or its affiliates in connection with the Placement.

(m) You agree to indemnify and keep indemnified the Company, its directors, officers, employees, advisors and affiliates (each an "Indemnified Party") against all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, fees, expenses or disbursements of any kind whatsoever (plus all goods and services tax for them) which may be imposed on, incurred by or assessed against an Indemnified Party in any way relating to or arising out of any breach by you of your acknowledgements, representations, warranties and agreements under this Agreement. The Company holds the benefit of your indemnity as trustee for each other Indemnified Party.

(n) If you fail to meet any obligation to apply for all or part of an allocation of Placement Securities to you by the time required by this Agreement, the Company may without notice reallocate those Placement Securities and in addition to any other obligations under this Agreement you indemnify the Company for any cost or loss associated with so doing (including any loss on sale of those Placement Securities within 6 months of application).

(o) You are not a Related Party (as defined in section 228 and 601LA of the Corporations Act or treated by ASX as such for the purposes of ASX Listing Rule 10.11) of the Company.

(p) You agree to accept any Placement Securities issued to you on the terms set out in this letter and subject to the constitution of the Company.

(q) If you are acquiring any Placement Securities for or on account of one or more persons, you have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such person and you will procure that each such person will comply with its obligations herein.

(r) You acknowledge that the Company and its affiliates are entitled to, and will, rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements.

The Company represents, warrants and covenants as follows:

(1) No later than 24 hours after the execution of this letter agreement, the Company shall issue the press release in the form attached hereto in both the United States and Australia. The Company shall promptly thereafter file the press release and this letter agreement in a Form 6-K with the Securities and exchange Commission. After issuance of such press release, the Company warrants that you will not be in possession of any material non-public information respecting the Company.

(2) The Company will inform you immediately after the Registration Statement has been filed, after it has become effective, and if for any reason the Registration Statement

has ceased to be effective. If the Registration Statement ceases to be effective, the Company shall use best efforts to ensure that the Registration Statement again becomes effective as soon as possible.

(3) The Shares will be in a class of securities listed on the ASX. Upon issuing the Shares, the Company will immediately make application to ASX for official quotation of the Shares and will lodge with ASX such other documents as are required for the Shares to be freely tradeable on ASX without restriction within 2 business days of being issued.

(4) It is understood and acknowledged by the Company that you have not been asked to agree to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Shares or Options for any specified term. The Company further understands and acknowledges that you may engage in hedging and/or trading activities at various times during the period that the Shares or Options are outstanding , to the extent such trading and hedging activities are in compliance with all applicable securities, and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities, assuming such trading and hedging activities are in compliance with all applicable securities laws, do not constitute a breach of this Agreement or any of the documents executed in connection herewith.

(5) (a) The Company has filed with, or furnished to, the SEC, on a timely basis, all forms, reports, schedules, statements and other documents required to be filed by it since June 30,2008 (collectively, the "Company SEC Documents"). The Company SEC Documents, as of their respective dates (or if amended prior to the date of this Agreement, as of the date of such amendment):

(i) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(ii) comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934 ("Exchange Act") and the Securities Act of 1933 ("Securities Act"), as the case may be, and the applicable rules and regulations of the SEC thereunder.

(b) As of their respective dates (or if amended prior to the date of this Agreement, as of the date of such amendment), the financial statements of the Company included in the Company SEC Documents, including any related notes thereto:

(i) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto;

(ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be set forth in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount); and

(iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods indicated.

(6) Organization; Qualification. The Company is a corporation duly organized, validly existing and, in jurisdictions where such concept is recognized, in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or limited liability company power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted and as currently proposed by management to be conducted.

(7) Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform and consummate this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

(8) Consents and Approvals.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the actions contemplated herein do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any foreign, domestic, state or local governmental body, self-regulatory organization, court, agency, commission, official or regulatory or other authority other than

(i) the shareholder approvals and regulatory filings referred to herein; and

(ii) compliance with the rules and regulations of NASDAQ.

(b) The execution, delivery and performance by the Company of this Agreement will not

(i) conflict with or result in any breach of any provision of the Company Charter; or

(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration or the creation or acceleration of any right or obligation under, or result in the creation of any encumbrance upon, any of the properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, credit agreement, lease, license, permit, concession, contract, agreement or other instrument, understanding or obligation, whether written or oral, to which the Company is a party or by which any of its properties or assets may be bound; or

(iii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any Australian law applicable to the Company, or any of its properties or assets, except in the case of

clauses (ii) and (iii) for violations, breaches, defaults, terminations, amendments, cancellations or accelerations that would not have a material adverse effect.

(9) Absence of Certain Changes or Events. Since June 30, 2008, the business of the Company has been conducted in all material respects in the ordinary course, consistent with past practice and there has been no material adverse change in the financial condition, business, or operations of the Company, except as disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Without limiting the foregoing, since June 30, 2008, there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company or any of its Subsidiaries which materially affects the use thereof, and the Company has not defaulted on any material agreement to which it is bound.

(10) Litigation. Except as disclosed in the company's public filings, as of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending before any court, regulatory agency or authority, or governmental agency (each, a "Governmental Authority") or arbitrator or, to the knowledge of the Company, threatened by or against the Company that seeks to enjoin any activities of the Company. The Company is not subject to

(a) any outstanding order, writ, judgment, decree or injunction of, or settlement with, any Governmental Authority; or

(b) engaged in any suit, claim, action or proceeding to recover monies due to it or for damages or losses sustained by it that, if the Company failed to collect such monies due it, would have a material adverse effect.

(11) Compliance with Applicable Law. The Company holds all permits, licenses, authorizations, certificates, variances, exemptions, orders and approvals of all governmental authorities necessary for the lawful conduct of its business as presently conducted and to its assets and properties except for failures to hold any such permits that would not be material to the Company.

(12) Taxes. Except as disclosed in its publicly filed documents the Company s has filed, or has caused to be filed on its behalf, all material Australian and other foreign returns, estimates, declarations, information statements and reports relating to Taxes ("Returns") required to be filed by the Company with any Tax authority, and such Returns are true and correct in all material respects. The Company and each of its Subsidiaries have paid all material taxes shown on such Returns that are due.

(13) Insurance. The Company maintains all policies of insurance that are required by applicable Law and Contracts relating to the Company. The insurance policies have been issued by insurers which, to the knowledge of the Company:

(a) are reputable and financially sound;

(b) provide coverage for the operations conducted by the Company of a scope and coverage which believed to be adequate; and

(c) are in full force and effect.

(14) Intellectual Property.

(a) To the Company's knowledge, none of the intellectual property rights owned by the Company and disclosed in the Company's Annual Report on Form 20-F, the use by the Company of any of such intellectual property rights, or the conduct of the business of the Company infringes, constitutes the misappropriation of or violates any valid intellectual property rights of any other person or, to the extent that any such claims of infringement, misappropriation or violation are made or asserted against the Company, the Company has valid and reasonable counterclaims thereto of infringement of a material Patent(s) that the Company has the valid right to assert or enforce.

(b) Except as disclosed in the Company's Annual Report on Form 20-F, the Company is the sole and exclusive owner of, or has valid and continuing rights (pursuant to written intellectual property licenses) to use and otherwise exploit, the Company's intellectual property rights.

(15) Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold BAM harmless and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof;

(ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the ADRs under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application");

(iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue. statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such

controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by BAM. BAM agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by BAM to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of BAM be greater in amount than the dollar amount of the proceeds (net of all expense paid by BAM in connection with any claim relating to this Section and the amount of any damages BAM has otherwise been required to pay by reason of such untrue statement or omission) received by BAM upon the sale of the ADRs included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall:

(i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and

(ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless

(a) the indemnifying party has agreed to pay such fees or expenses, or

(b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or

(c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is

understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11 (f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of ADRs be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the ADRs giving rise to such contribution obligation.

10. Governing Law and Jurisdiction

The Agreement between the Company and you arising out of your acceptance of the terms of this offer shall be governed by the laws of New York, USA. Both parties agree that all disputes arising hereunder shall be submitted to courts sitting in the State of New York, USA.

11. Entire Agreement

Subject to this paragraph, upon acceptance of the offer by you the terms contained in this letter including, without limitation the Combined Placement Acceptance & Confirmation of Registration Advice, constitute the entire Agreement between the Company and you as to the Placement to the exclusion of all prior representations, understandings and agreements between the Company and you. Any variation of the terms of this Agreement must be in writing signed by the Company and you. However, the foregoing does not affect the enforceability of your commitment not to withdraw or amend your acceptance of the offer of Placement Securities and to be bound to subscribe for Placement Securities allocated to you.

12. Notices

Any notice to be given relating to the offer of Placement Securities or your acceptance of the Placement may be sent by facsimile to the facsimile number of the party to whom the notice is sent and will be deemed to have been given upon the successful transmission to that facsimile number.

13. Placement Acceptance Advice

In order to confirm you participation in the Placement, you agree to execute and deliver a fully completed Combined Placement Acceptance & Confirmation of Registration Advice (in the form attached) which incorporates by reference the representations, warranties, undertakings and agreements set out in this Placement Confirmation Letter. You must execute the Acknowledgement in such a Combined Placement Acceptance & Confirmation of Registration Advice in respect of your Placement Securities Allocation and complete the details requested in it (including in relation to stock lending transactions). The executed Acknowledgement in your Combined Placement Acceptance & Confirmation of Registration Advice is taken to be an application to subscribe (if relevant on behalf of your settlement nominee) for the Allocated Placement Securities.

To confirm your irrevocable acceptance of the terms of the Placement, please sign and return a copy of the Combined Placement Acceptance & Confirmation of Registration Advice to the Company to be received by the facsimile number or at the address shown in the form by 12:00 noon on September 8 2009 (New York, USA time).

14. Confirmation of Registration Advice

In order to facilitate the registration of the Allocated Placement Securities, and as a condition of the issue of the Allocated Placement Securities, you agree to complete and return the Part Two of the Combined Placement Acceptance & Confirmation of Registration Advice no later than 12.00 noon on September 8 2009 (New York, USA time).

15. Settlement

You will be required to make the full payment for your allocation of Placement Securities by 17.00 on September 8 2009 to:

Bank	ANZ (Australia and New Zealand Banking Group)
BIC	ANZBAU3M
Account Number:	2515-70622
Account Name:	Prana Biotechnology Ltd
Account Bic:	013-141
Bic	
Reference	Prana US PP

Any questions relating to settlement should be directed to Richard Revelins by telephone on +61 9824 8166 or by fax on +61 3 9824 8161.

Yours faithfully,
PRANA BIOTECHNOLOGY LIMITED

Richard Revelins

Company Secretary

COMBINED
PLACEMENT ACCEPTANCE & CONFIRMATION OF REGISTRATION ADVICE

This form must be completed, signed and dated, and should be returned as soon as possible and in any case by not later than 17.00 (New York, USA time) on September 8 2009 either by facsimile (Fax No: +0011 3 9824 8161) and post or by hand to:

To: Prana Biotechnology Limited
Suite 2, 1233 High Street, Armadale, Victoria, 3143 Australia

Attn: Richard Revelins

Dear Sirs,

PART ONE

1. **Placement of 30 million shares in Prana Biotechnology Limited at 20 Australian cents (AUD$0.20) each together with 10 million 3 cent options ("the Placement Securities").**

We refer to the Placement Confirmation Letter from Prana Biotechnology Limited ("the Company") dated September 8 2009 ("the **Placement Letter**") regarding the placement by the Company of 30,000,000 fully paid ordinary shares and 10,000,000 options.

We are pleased to confirm our irrevocable agreement to subscribe for the following on the terms and conditions set out in the Placement Letter:

Placement Securities	*No.*	*Total Amount*
Ordinary fully paid shares (at **20 Australian cents** per share)	30,000,000	AUD$6,000,000
Options (each to acquire one share), having an exercise price of 3 Australian cents and an expiry date 4 years from date of issue	10,000,000	Nil (free attaching)

2. **Acknowledgement**

The undersigned hereby confirms (for the benefit of the Company, its directors, officers, employees, advisors and affiliates) the various representations, warranties and agreements contained in the Placement Letter, including those set forth in paragraph 9 of the Placement Letter.

Investor Details

Investor: BAM Opportunity Fund, L.P.
(full name and ABN) *(Print)*

Settlement Contact Name: Katherine Ryan - Merrill Lynch
(Print)

Telephone: +1 212 670 3373 Facsimile: ....
(include country and area codes)

Authorised Signatory

Signature: [signature] Date: Sept 8, 2009

Name: Andrew Jacobs Title: General Counsel
Bam Capital, LLC ../2

JT-013501-26-30-V1

PLACEMENT ACCEPTANCE & CONFIRMATION OF REGISTRATION ADVICE
(page two)

PART TWO

1. **Registration Details**

Subject to terms and conditions of the Placement Confirmation Letter, the Investor named in Part One of this Placement Acceptance Advice directs the Company to register the Allocated Placement Securities as follows:

(Please complete the following information for settlement using more copies of this form for separate fund & payments).

Australian agent details

Agent Name:		______________________
Agent Bic Code:		______________________
Agent Chess account:		______________________
Account name of beneficiary:		______________________
Account Number of Beneficiary:		______________________
Bic code of Beneficiary:		______________________
Client contact for Payments	Phone	______________________ *(include country & area codes)*
	Fax	______________________
Client contact for Shares Settlement	Phone	______________________ *(include country & area codes)*
	Fax	______________________

Settlement Contact Details (please provide details of your settlement person's name and contact numbers):

Contact Name: ______________________________
(Print)

Email: ______________________________
(Print)

Telephone: ______________________ **Facsimile:** ______________________
(include country & area codes)

All settlement enquiries are to be directed to Richard Revelins at email richard@peregrinecorporate.com.au or telephone +61 3 9824 8166.

…/3

PLACEMENT ACCEPTANCE & CONFIRMATION OF REGISTRATION ADVICE
(page three)

2. **Declaration**

We confirm our agreement to accept the allocation of shares set out above, confirm the allocation and registration details and understand our settlement obligations.

Signature: ____

Name: ____
(Print)

Title: ___________________________________ Date: ________________________________

Form ______ of ______